                                                        EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-30889 of Cardinal Health, Inc. on Form S-4 of our report dated August 12, 1997, except for Note 16 as to which the date is August 23, 1997 and Note 17 as to which the date is December 30, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 17), appearing in the Annual Report on Form 10-K/A of Cardinal Health, Inc. for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Columbus, Ohio

January 8, 1998

                                                        EXHIBIT 23.01
                                                          (page 2)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-30889 of Cardinal Health, Inc. on Form S-4 of our report dated October 31, 1997, appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Costa Mesa, California

January 8, 1998